Exhibit 5.1

Letterhead of Kane Kessler, P.C.

1350 Avenue of the Americas, 26th Floor

New York, New York 10019

October 30, 2006

Jarden Corporation

555 Theodore Fremd Avenue

Rye, New York 10580

Re:	Registration Statement on Form S-3 of Jarden Corporation

Ladies and Gentlemen:

We have acted as special counsel to Jarden Corporation, a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to shares of common stock of the Company, par value $0.01 per share (the “Common Stock”). The shares of Common Stock (the “Shares”) may be issued and sold or delivered from time to time as set forth in the Registration Statement, and amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”).

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Restated Certificate”), (ii) the By-laws of the Company currently in effect (the “By-laws”), and records of certain of the Company’s corporate proceedings as reflected in its minute books; and (iii) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have also assumed that at the time of issuance and sale of the Shares, the number of shares of Common Stock which the Company is authorized to issue in its Restated Certificate, will exceed the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock held as treasury shares, and (C) the number of shares of Common Stock which the Company is obligated to issue (or has otherwise reserved for issuance for any purposes), by at least the number of such Shares.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that assuming (a) the Registration Statement has become effective; (b) an appropriate Prospectus Supplement with respect to the Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (c) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and related matters; (d) the issuance and sale of the Shares does not violate any applicable law or the Restated Certificate or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the due issuance and delivery of the Shares, upon payment of adequate consideration therefor (not less than the par value of the Common Stock) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement approved by the Board of Directors, the Shares when issued will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus, which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as to the validity of the Shares. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Jeffrey S. Tullman, President